Exhibit 99.2
QUESTIONS & ANSWERS
Q1.	What is the structure of AAH Holdings; where does Party City fit in relation to their other operations?

Party City will be run as a separate business unit within the AAH Holdings corporate structure, with our own headquarters in Rockaway, N.J.

Q2.	What is the timing to complete the transaction?

The transaction is subject to a vote by Party City shareholders, as well customary regulatory approvals. We hope to complete the transaction by end of 2005 or the beginning of 2006, assuming that all steps in the process take place as planned.

Q3.	Will the Executive Committee continue to manage the Company?

At this time, the existing Executive Committee is continuing to manage the day-to-day business of the Company.

Q4.	How does this affect me? Once the acquisition is complete, will there be changes in our operations?

As anyone who has been with Party City for the past few years knows, we are continually making changes to improve our business. We are confident that partnering with AAH will provide us with new opportunities, but it is too early to know what specific changes we might make to maximize those opportunities. In the meantime, we are focused on continuing our efforts to drive increased customer traffic and average purchases, particularly during the Halloween season.

Q5.	Will there be changes in policies affecting compensation, benefits, bonuses, stock options, etc.?

Because Party City will be run as a separate business unit after the acquisition, you should not see any immediate changes. Over time, we may make changes in human resources programs as any business does. If any changes are adopted, we will communicate with you at that time.

Q6.	Will we still be moving to the new headquarters?

Yes. The new corporate offices are intended to provide an environment suitable for the growth and success of our business. We will begin the move as soon as the facility is available.

Q7.	What should I do if I’m asked to comment about the transaction by fellow associates, franchise partners, suppliers, media or others?

We ask each of you not to speculate, but to refer any inquiries to our Executive Committee. As always, if you are contacted by the media, please make no comments and refer all contacts or questions to Gregg Melnick at 973-453-8780.

Q8.	As a result of this proposed purchase, what happens to the stock options I have?

Once the transaction is approved, and on the closing date, all outstanding options will accelerate and option holders will receive a cash amount equal to the difference between $17.50 per share and the option exercise price.
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Important Additional Information Will be Filed with the SEC:
We plan to file with the SEC and mail to our stockholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about Party City, the transaction and related matters. You are urged to read the Proxy Statement carefully when it is available. You will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Party City through the web site maintained by the SEC at www.sec.gov. In addition, you will be able to obtain free copies of the Proxy Statement from Party City by accessing the “Investor Relations” section of our website http://partycity.com. Party City and our directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding Party City’s directors and executive officers is contained in Party City’s Annual Report on Form 10-K for the year ended July 2, 2005 and its proxy statement dated November 11, 2004, which are filed with the SEC.
Cautionary Note Regarding Forward-Looking Statements:
Statements in this document regarding the proposed merger transaction, the expected effects, timing and completion of the proposed transaction and any other statements about Party City’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the proposed transaction due to the failure to obtain stockholder approval, the failure to consummate the necessary debt financing arrangements or the failure to satisfy other conditions to the closing of the proposed transaction, the ability to recognize the benefits of the transaction, intense competition in Party City’s industry, changes in government regulation, failure to manage the integration of acquired companies and other risks that are contained in documents and the other factors described in Party City’s Annual Report on Form 10-K for the year ended July, 2, 2005 filed with the SEC. In addition, any forward-looking statements represent Party City’s estimates only as of today.

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